ITEM 77Q(c) ?
COPIES OF NEW
OR AMENDED
REGISTRANT
INVESTMENT
ADVISORY
CONTRACTS




Amendment #1
to the
Investment Advisory
Contract

Federated High Yield
Trust

	This
Amendment #1 to the
Investment Advisory
Contract between
Federated Investment
Management Company
and Federated High
Yield Trust was
approved at a board
meeting on May 15,
2014.

	Delete
Paragraph #4 and
replace with the
following:

	For all services
rendered by the Adviser
hereunder, the Fund
shall pay to the Adviser
and Adviser agrees to
accept as full
compensation for all
services rendered
hereunder, an annual
gross investment
advisory fee equal to
0.60 of 1% of the
average daily net assets
of the Fund.  Such fee
shall be accrued and
paid at the rate of
1/365th of 0.60^ of the
daily net assets of the
Fund.

	The advisory
fee so accrued shall be
paid to the Adviser
daily.

	Witness the
due execution hereof
this 1st day of June,
2014.


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